NextPlay Technologies, Inc. 8-K/A

Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On July 23, 2020, NextPlay Technologies, Inc., formerly Monaker Group, Inc. (the “Company” or “NextPlay”) entered into (a) a Share Exchange Agreement (as amended to date, the “HotPlay Exchange Agreement”) with HotPlay Enterprise Limited (“HotPlay Enterprise”) and the stockholders of HotPlay (the “HotPlay Stockholders”); and (b) a Share Exchange Agreement (as amended and restated to date, the “Axion Exchange Agreement”) with certain stockholders holding shares of Axion Ventures, Inc. (“Axion” and the “Axion Stockholders”) and certain debt holders holding debt of Axion (the “Axion Creditors”)(as amended to date, the “Axion Share Exchange”, and collectively with the HotPlay Exchange Agreement, the “Exchange Agreements” and the transactions contemplated therein, the “Share Exchanges”), each dated as of July 21, 2020. Pursuant to the Exchange Agreements, HotPlay Enterprise was to become a direct, wholly-owned subsidiary of the Company (the “merger”). The Exchange Agreements are each discussed in greater detail under Note 1 “Description of the Merger”. HotPlay Enterprise controls Hotplay (Thailand) Company Limited, a Thailand company (“HotPlay Thailand”) and references below to “HotPlay” include HotPlay Thailand.

Effective on November 16, 2020, NextPlay closed the transactions contemplated by the Axion Share Exchange and effective on June 30, 2021, NextPlay closed the acquisition of HotPlay Enterprise.

The unaudited pro forma condensed consolidated financial information is presented to illustrate the estimated effects of the merger between HotPlay and NextPlay based on the historical financial position and results of operations of HotPlay and NextPlay. It is presented as follows:

●	The unaudited pro forma condensed consolidated balance sheet as of May 31, 2021 was prepared based on (i) the historical unaudited consolidated balance sheet of NextPlay as of May 31, 2021 and (ii) the historical unaudited consolidated balance sheet of HotPlay as of May 31, 2021.

●	The unaudited pro forma condensed consolidated statement of operations for the three months ended May 31, 2021 was prepared based on (i) the historical unaudited consolidated statement of operations of NextPlay for the three months ended May 31, 2021 and (ii) the historical unaudited consolidated statement of operations of HotPlay for the three months ended May 31, 2021.

●	The unaudited pro forma condensed consolidated statement of operations for the year ended February 28, 2021 was prepared based on (i) the historical audited consolidated statement of operations of NextPlay for the year ended February 28, 2021 and (ii) the historical audited consolidated statement of operations of HotPlay for the period between inception (March 6, 2020) and February 28, 2021.

While NextPlay is the legal acquirer, the merger will be accounted for as a reverse acquisition using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, “Business Combinations” (“ASC 805”). HotPlay will be deemed to be the acquirer for financial accounting purposes. The unaudited pro forma condensed consolidated financial information set forth below primarily gives effect to the following:

●	the consummation of the merger;

●	the application of the acquisition method of accounting in connection with the merger;

●	the acquisition of capital contribution from HotPlay Stockholders to meet a condition to closing pursuant to the HotPlay Exchange Agreement that HotPlay shall have available cash of at least $15 million (less advances previously made to NextPlay) immediately prior to the closing;

●	the acquisition of certain outstanding common shares of Axion from the Axion Stockholders and the note receivable from Axion Creditors; and

●	transaction costs incurred in connection with the exchange.

Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed consolidated financial information. The unaudited pro forma condensed consolidated balance sheet data gives effect to the merger as if it had occurred on May 31, 2021. The unaudited pro forma condensed consolidated statements of operations data for the three months ended May 31, 2021 and the year ended February 28, 2021, gives effect to the merger as if it had occurred on March 1, 2020.

The unaudited pro forma condensed consolidated financial information has been presented for informational purposes only and is not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the merger been completed as of the dates indicated. In addition, the unaudited pro forma condensed consolidated financial information does not purport to project the future financial position or operating results of the combined company. The historical consolidated financial information has been adjusted in the accompanying unaudited pro forma condensed consolidated financial information to give effect to unaudited pro forma events that are directly attributable to the merger, factually supportable and, with respect to the unaudited pro forma condensed consolidated statement of operations, expected to have a continuing impact on the results of operations of the combined company. The accompanying unaudited pro forma condensed consolidated statement of operations does not include any pro forma adjustments to reflect certain expected financial benefits of the merger, such as tax savings, cost synergies or revenue synergies, or the anticipated costs to achieve those benefits, including the cost of integration activities, or restructuring actions which may be achievable or the impact of any non-recurring activity and one-time transaction related costs.

The unaudited pro forma condensed consolidated financial information has been prepared using the acquisition method of accounting under existing GAAP, which is subject to change. HotPlay is deemed the accounting acquirer in the merger for accounting purposes and NextPlay is treated as the acquiree, based on a number of factors considered at the time of preparation, including control over the post-merger company as evidenced by the composition of executive management and the board of directors as well as the relative equity ownership after the closing of the merger. The application of acquisition accounting of NextPlay is dependent upon the working capital positions at the closing of the merger, is dependent on other factors such as the share price of NextPlay and is dependent on certain valuations and other studies that have yet to progress to a stage where there is sufficient information for a definitive measurement. The combined company will complete the valuations and other studies following the merger and will finalize the purchase price allocation as soon as practicable within the measurement period, but in no event later than one year following the closing date of the merger. The assets and liabilities of NextPlay and other pro forma adjustments have been measured based on various preliminary estimates using assumptions that NextPlay and HotPlay believe are reasonable, based on information that is currently available. Accordingly, the pro forma adjustments are preliminary. Differences between these preliminary estimates and the final acquisition accounting could be significant, and these differences could have a material impact on the accompanying unaudited pro forma condensed consolidated financial information and the combined company’s future results of operation and financial position.

The unaudited pro forma condensed consolidated financial information has been compiled in a manner consistent with the accounting policies adopted by HotPlay. Following the completion of the merger, the combined company will perform a detailed review of NextPlay’s accounting policies and will conform the combined company policies. The combined company may identify additional differences between the accounting policies of the two companies that, when conformed, could have a material impact on the consolidated financial statements of the combined company. Transactions between HotPlay and NextPlay during the periods presented in the unaudited pro forma condensed consolidated financial information were not significant.

This unaudited pro forma condensed consolidated financial information was derived from and should be read in conjunction with the accompanying notes, as well as the following historical financial statements and the related notes of HotPlay and NextPlay:

●	Separate historical unaudited consolidated financial statements of HotPlay as of and for the three months ended May 31, 2021; and

●	Separate historical audited consolidated financial statements of HotPlay as of February 28, 2021 and for the period between inception (March 6, 2020) and February 28, 2021; and

●	Separate historical unaudited consolidated financial statements of NextPlay as of and for the three months ended May 31, 2021 and the related notes included in NextPlay’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on July 14, 2021; and

●	Separate historical audited consolidated financial statements of NextPlay as of and for the year ended February 28, 2021 and the related notes included in NextPlay’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 8, 2021.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF MAY 31, 2021

	Historical as of May 31, 2021		Merger		Combined
	HotPlay	NextPlay	Adjustments		as of May 31, 2021
Assets
Current Assets
Cash	$1,069,856	$7,525,898	$—	(6)	$8,595,754
Accounts receivable	—	—	—		—
Prepaid expenses and other current assets	264,096	2,036,918	—		2,301,014
Advance for investment	—	17,147,856	—		17,147,856
Investment in unconsolidated affiliate - Short-term	—	42,227	—		42,227
Convertible Notes Receivable, related party	—	7,657,024	—		7,657,024
Security deposits	—	238,704	—		238,704
Notes receivable, net	15,000,000	—	(15,000,000)	(3)	—
Other receivable, related parties	174,570	165,613	-		340,183
Total current assets	16,508,522	34,814,240	(15,000,000)		36,322,762

Investment in unconsolidated affiliate – long term	—	3,016,143	—		3,016,143
Website development costs and intangible assets, net	8,056,112	10,571,306	—		18,627,418
Fixed assets, net	37,423	121,568	—		158,991
Operating lease right-of-use asset	—	1,257,820	—		1,257,820
Goodwill	—	-	37,053,469	(1)	37,053,469
Total assets	$24,602,057	$49,781,077	$22,053,469		$96,436,603

Liabilities and Stockholders’ Deficit
Current Liabilities
Line of credit & notes payable	$—	$9,096,237	$—	(3)	$9,096,237
Accounts payable and accrued expenses	303,078	1,732,719	138,329	(2)	2,174,126
Accounts payable and accrued expenses, related parties	96,308	—	—		96,308
Convertible Notes Payable, related parties	—	16,016,314	(15,000,000)	(3)	1,016,314
Deferred revenue, related parties	2,000,000	—	—		2,000,000
Other Payable, related party	800,000	—	—		800,000
Other current liabilities	10,973	95,948	—		106,921
Operating lease liability - Current	—	1,257,820	—		1,257,820
Revolving promissory notes - related party	12,000,000	—	(12,000,000)		—
Total current liabilities	15,210,359	28,199,038	(26,861,671)		16,547,726

Stockholders’ equity
Series B preferred stock, $.00001 par value; 10,000,000 shares authorized; 0 shares issued and outstanding at November 30, 2020	—	100	(100)	(5)	—
Series C preferred stock, $.00001 par value; 3,828,500 shares authorized; 0 shares issued and outstanding at November 30, 2020	—	38	(38)	(5)	—
Common stock, $.00001 par value; 500,000,000 shares authorized; 14,461,839 shares issued and outstanding at November 30, 2020	—	234	520	(4)	866
			112	(5)
Common stock - HotPlay	14,400,000	—	(14,400,000)	(4)	—
Additional paid-in-capital	(2,800,019)	162,387,810	37,053,469	(1)	82,129,804
			(126,511,481)	(4)
			26	(5)
			12,000,000	(6)

Cumulative translated adjustment	(15,270)	48,831	—		33,561
Accumulated deficit	(1,597,436)	(140,910,961)	(138,329)	(2)	(1,735,765)
			140,910,961	(4)
Stockholders’ Equity attributable to parent	9,987,275	21,582,039	48,915,139		80,428,466
Non-Controlling Interest in consolidated affiliates	(595,577)	55,987	—		(539,590)

Total stockholders’ equity	9,391,698	21,582,039	48,915,139		79,888,876
Total liabilities and stockholders’ equity	$24,602,057	$49,781,077	$22,053,469		$96,436,603

See accompanying notes to the unaudited pro forma condensed consolidated financial information.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MAY 31, 2021

			Pro Forma
	Historical for the three months ended May 31, 2021		Merger		Pro Forma
	HotPlay	NextPlay	Adjustments		Combined

Revenues
Gaming Services Revenue	$—	$—	$—		$—
Travel and Commission revenues	—	10,734	—		10,734
Gross revenues	—	10,734	—		10,734
Cost of revenues	—	(9,828)	—		(9,828)
Gross profit	—	906	—		906

Operating Expenses
General and administrative	137,909	2,265,484	(233,461)	(1)	2,169,932
Salaries and benefits	178,126	918,302	—		1,096,428
Technology and development	55,794	217,490	—		273,284
Stock-based compensation	—	107,238	—		107,238
Selling and promotions expense	27,138	356,216	—		383,354
Depreciation and Amortization	134,758	591,663	—		726,421
Total operating expenses	533,725	4,456,393	(233,461)		4,756,657

Operating Income/(Loss)	(533,725)	(4,455,487)	233,461		(4,755,751)

Other Income/(Expense)
Valuation loss, net	(1,289)	(2,841,871)	—		(2,843,160)
Interest expense	(40,958)	(272,589)	48,220	(2)	(265,327)
Realized loss on sale of marketable securities	—	18,897	—		18,897
Other Income	77	49,314	—		49,391
Total other income/(expense)	(42,170)	(3,046,249)	48,220		(3,040,199)

Net Income/(Loss)	(575,895)	(7,501,736)	281,681		(7,795,950)

Noncontrolling interest	178,768	33,822	—		212,590

Net Income/(Loss) attributable to parent	$(397,127)	$(7,467,914)	$281,681		$(7,583,360)

Weighted average number of common shares outstanding
Basic	144,000	19,986,671			83,232,871
Diluted	144,000	19,986,671			83,232,871

Basic net loss per share	$(2.76)	$(0.37)			$(0.09)
Diluted net loss per share	$(2.76)	$(0.37)			$(0.09)

See accompanying notes to the unaudited pro forma condensed consolidated financial information.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED FEBRUARY 28, 2021

			Pro Forma
	Historical for the year ended February 28, 2021		Merger		Pro Forma
	HotPlay	NextPlay	Adjustments		Combined

Revenues
Travel and Commission revenues	$—	$48,338	$—		$48,338
Gross revenues	—	48,338	—		48,338
Cost of revenues	—	(43,204)	—		(43,204)
Gross profit	—	5,134	—		5,134

Operating Expenses
General and administrative	784,945	2,939,655	(763,000)	(1)	2,961,600
Salaries and benefits	325,473	2,776,748	—		3,102,221
Technology and development	3,180	655,667	—		658,847
Stock-based compensation	—	633,713	—		633,713
Selling and promotions expense	4,702	461,606	—		466,308
Depreciation and Amortization	461,596	506,995	—		976,578
Total operating expenses	1,579,896	7,974,384	(763,000)		8,791,279

Operating Income/(Loss)	(1,579,896)	(7,969,250)	763,000		(8,768,145)

Other Income/(Expense)
Valuation loss, net	(2,110)	(5,851,149)	—		(5,853,259)
Interest expense	(51,827)	(392,749)	159,028	(2)	(297,039)
Realized loss on sale of marketable securities	—	(551,763)	—		(551,763)
Other Income	425	326,256	—		326,681
Impairment of Intangible assets	—	(2,070,000)			(2,070,000)
Total other income/( expense)	(53,512)	(8,539,405)	159,028		(8,433,464)

Net Income/(Loss)	(1,633,408)	(16,508,655)	$922,029		$(17,219,609)

Noncontrolling interest	433,099	4,616	—		437,715

Net Income/(Loss) attributable to parent	$(1,200,309)	$(16,504,039)	$922,029		$(16,781,894)

Weighted average number of common shares outstanding
Basic	120,667	14,728,741			77,974,941
Diluted	120,667	14,728,741			77,974,941

Basic net loss per share	$(9.81)	$(1.12)			$(0.22)
Diluted net loss per share	$(9.81)	$(1.12)			$(0.22)

See accompanying notes to the unaudited pro forma condensed consolidated financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

1. Description of the Merger

On July 23, 2020, the Company entered into the HotPlay Exchange Agreement with HotPlay Enterprise and the HotPlay Stockholders and the Axion Exchange Agreement with the Axion Stockholders and the Axion Creditors, each dated as of July 21, 2020. Pursuant to the Exchange Agreements, HotPlay Enterprise was to become a direct, wholly-owned subsidiary of the Company. HotPlay Enterprise, a private company organized under the laws of the British Virgin Islands, has rights to certain intellectual property relating to in-game (mobile gaming) advertising technology that enables brands to insert seamless non-intrusive and even interactive advertising content into online games. The technology also enables advertisers to deliver special privileges in the form of non-intrusive and interactive digital coupons, redeemable both online and offline.

Pursuant to the HotPlay Exchange Agreement, the HotPlay Stockholders agreed to exchange 100% of the outstanding capital shares of HotPlay Enterprise for 67.8% of the Company’s Post-Closing Capitalization (defined below). The Company’s “Post-Closing Capitalization” was equal to the total number of shares of common stock issued and outstanding following the completion of the Exchange Agreements, and calculated by dividing (A) the total number of shares of the Company’s common stock outstanding immediately prior to the closing of the Exchange Agreements, by (B) 17.4%, and rounding such number up to the nearest whole share.

Pursuant to the Axion Exchange Agreement, (a) the Axion Stockholders agreed to exchange common shares of Axion equal to approximately 33.9% of the then outstanding common shares of Axion; and (b) the Axion Creditors agreed to exchange $7,757,024 in promissory notes issued by, or other debt owed by, Axion to such Axion Creditors, with the Company, in consideration for an aggregate of 14.8% of the Company’s Post-Closing Capitalization (as defined above)(the “Axion Percentage”), and warrants. Specifically, (1) the Axion Creditors were to receive one share of Company common stock for each $2.00 of debt exchanged, anticipated to total an aggregate of 3,878,512 shares (based on $7,757,024 of debt to be exchanged)(the “Debt Shares”), (2) one of the Axion Creditors was to receive a warrant to purchase that number of shares of Company common stock as equals the total of the debt exchanged, divided by $4.00, which was anticipated to total warrants to purchase 1,939,256 shares of common stock (the “Creditor Warrant Shares”), and (3) the Axion Shareholders were to receive that number of shares of common stock as equals the Axion Percentage of the Post-Closing Capitalization, less the Debt Shares and shares of common stock issuable upon exercise of the warrants, such that the total number of shares issuable to the Axion Stockholders and Axion Creditors (when taking into account any shares issuable upon exercise of the above warrants), would total the Axion Percentage following the Closing.

On October 28, 2020, the Company, HotPlay Enterprise, and the HotPlay Stockholders entered into a First Amendment to the HotPlay Exchange Agreement dated and effective October 23, 2020 (the “HotPlay Exchange Agreement Amendment”) to extend the date the transactions contemplated by the HotPlay Exchange Agreement were required to be completed by from October 30, 2020 to November 30, 2020. Also on October 28, 2020, the Company, the Axion Stockholders, and Axion Creditors entered into a First Amendment to the Axion Exchange Agreement dated and effective October 23, 2020 (the “Axion Exchange Agreement Amendment”) to extend the date the transactions contemplated by the Axion Exchange Agreement were required to be completed by from October 30, 2020, to November 30, 2020.

On November 12, 2020, the Company, the Axion Stockholders and the Axion Creditors entered into an Amended and Restated Share Exchange Agreement (the “A&R Axion Exchange Agreement”), which mainly updated the Axion Exchange Agreement to: (a) update the percentage of Axion being exchanged by such Axion Stockholders to 33.85% of Axion (or 71,993,358 common shares) and reduce the amount of Axion debt being exchanged by the Axion Creditors to a total of $7,657,024 of debt; and (b) remove the prior requirements and concepts from the Axion Exchange Agreement which required the Company to issue shares of common stock in exchange for the Axion Shares and Axion Debt, and instead provide for such Axion Shares to be exchanged for 10,000,000 shares of Series B Preferred Stock, and to exchange such Axion Debt for 3,828,500 shares of Series C Preferred Stock. The Series B Preferred Stock was automatically convertible into 14.68% of the Post-Closing Capitalization, minus the Series C Conversion Shares and Creditor Warrants Shares at the closing. Series C Preferred Stock were automatically convertible into common shares of the Company at the closing on a one-for-one basis (the “Series C Conversion Shares”). On November 16, 2020, the transactions contemplated by the A&R Axion Exchange Agreement closed, and the Company acquired the Axion shares and issued the Series B and Series C Preferred Stock.

On November 16, 2020, the Company, HotPlay Enterprise and the HotPlay Stockholders entered into a Second Amendment to Share Exchange Agreement (“2nd Amendment to HotPlay Exchange Agreement”), which mainly amended the HotPlay Exchange agreement to: (a) update the percentage ownership which the HotPlay Stockholders will receive upon closing of the HotPlay Exchange Agreement to 67.87%; and (b) extend the date by which the HotPlay Exchange Agreement was required to be completed until December 31, 2020.

On January 6, 2021, the Company, HotPlay Enterprise and the HotPlay Stockholders entered into a Third Amendment to Share Exchange Agreement (“3rd Amendment to HotPlay Exchange Agreement”), which mainly amended the HotPlay Exchange agreement to: (a) fix the number of shares of the Company issuable to the HotPlay Stockholders at the closing at 52,000,000 shares of common stock; and (b) extend the date by which the HotPlay Exchange Agreement was required to be completed until February 28, 2021.

Also on January 6, 2020, the Company, the Axion Stockholders, and Axion Creditors entered into a First Amendment to the A&R Axion Exchange Agreement, which mainly corrected the allocation of the Series B Preferred Stock shares. Also on January 6, 2021, stockholders holding a majority of the outstanding shares of Series B Preferred Stock of the Company approved an amendment and restatement of the designation of the Series B Preferred Stock to fix the number of shares of common stock issuable upon conversion of the Series B Preferred Stock at 7,417,700 shares of the Company’s common stock.

On June 30, 2021, the transactions contemplated by the HotPlay Share Exchange Agreement closed, the Company issued 52,000,000 shares of common stock to the HotPlay Stockholders, and the shares of outstanding Series B Preferred Stock and shares of outstanding Series C Preferred Stock automatically converted into 7,417,700 and 3,828,500 shares of common stock of the Company, respectively, in accordance with the terms of such preferred stock.

2. Basis of Presentation

The unaudited pro forma condensed consolidated financial information is prepared in accordance with Article 11 of SEC Regulation S-X. The historical financial information has been adjusted in the accompanying unaudited pro forma condensed consolidated financial information to give effect to unaudited pro forma events that are:

●	directly attributable to the merger;

●	factually supportable; and

●	with respect to the unaudited pro forma condensed consolidated statement of operations, expected to have a continuing impact on the results of operations of the combined company.

The merger will be treated as a business combination for accounting purposes, with HotPlay Enterprise as the deemed accounting acquirer and NextPlay as the deemed accounting acquiree. Therefore, the historical basis of HotPlay Enterprise’s assets and liabilities will not be remeasured as a result of the merger. In identifying HotPlay Enterprise as the acquiring entity, the companies considered the structure of the merger, relative outstanding share ownership at closing and the composition of the combined company’s board of directors and senior management.

The unaudited pro forma condensed consolidated financial information was prepared using the acquisition method of accounting in accordance with ASC 805, which requires, among other things, that assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date. The acquisition method of accounting uses the fair value concepts defined in ASC Topic 820, “Fair Value Measurement” (“ASC 820”). Fair value is defined in ASC 820 as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Market participants are assumed to be buyers or sellers in the most advantageous market for the asset or liability. Fair value measurement for an asset assumes the highest and best use by these market participants.

Fair value measurements can be highly subjective and it is possible the application of reasonable judgment could develop different assumptions resulting in a range of alternative estimates using the same facts and circumstances.

Fair value estimates were determined based on preliminary discussions between HotPlay Enterprise and NextPlay management, and a preliminary valuation of NextPlay’s assets and liabilities using February 28, 2021 as the measurement date. The allocation of the aggregate merger consideration used in the preliminary unaudited pro forma condensed consolidated financial information is based on preliminary estimates. The estimates and assumptions are subject to change as of the effective time of the merger. The final determination of the allocation of the aggregate merger consideration will be based on the actual tangible and intangible assets and the liabilities of NextPlay at the effective time of the merger. Refer to Note 5 for additional information.

For pro forma purposes, the valuation of consideration transferred is based on, among other things, the number of NextPlay common shares outstanding and price per share as of May 31, 2021. Refer to Note 4 for additional information. This is used for pro forma purposes only. The consideration transferred will ultimately be based on the number of NextPlay common shares outstanding and price per share as of immediately prior to the effective time of the merger, which could materially change from the assumptions included in this pro forma financial information.

The unaudited pro forma condensed consolidated balance sheet data gives effect to the merger as if it had occurred on February 28, 2021. The unaudited pro forma condensed consolidated statement of operations data gives effect to the merger as if it had occurred on March 1, 2020.

The unaudited pro forma condensed consolidated financial information is presented solely for informational purposes and is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of the future results of the combined company. The unaudited pro forma condensed consolidated financial information has not been adjusted to give effect to certain expected financial benefits of the merger, such as tax savings, cost synergies or revenue synergies, or the anticipated costs to achieve these benefits, including the cost of integration activities. The unaudited pro forma condensed consolidated financial information does not reflect possible adjustments related to restructuring or integration activities that have yet to be determined or transaction or other costs following the combination that are not expected to have a continuing impact on the business of the combined company. Further, one-time transaction-related expenses anticipated to be incurred prior to, or concurrent with, the closing of the merger are not included in the unaudited pro forma consolidated statement of operations. However, the impact of such transaction expenses is reflected in the unaudited pro forma consolidated balance sheet as a decrease to accumulated deficit and as an increase to accrued expenses.

3. Accounting Policies

The unaudited pro forma condensed consolidated financial information has been compiled in a manner consistent with the accounting policies of HotPlay. Following the merger, the combined company will conduct a review of accounting policies of NextPlay in an effort to determine if differences in accounting policies require further reclassification of results of operations or reclassification of assets or liabilities to conform to HotPlay’s accounting policies and classifications. As a result of that review, the combined company may identify differences among the accounting policies of the companies that, when conformed, could have a material impact on the unaudited pro forma condensed consolidated financial information.

4.   Reverse acquisition and purchase price allocation

Fair Value of Total Estimated Consideration Transferred

The fair value of the consideration transferred is determined based on the number of equity interests the accounting acquirer (legal acquiree) would have had to issue to the owners of the legal acquirer (accounting acquiree) in order to provide the same ratio of ownership of equity interests in the combined entity as a result of the reverse acquisition. The valuation of consideration transferred is based on, among other things, the number of NextPlay common shares outstanding and price per share as of May 31, 2021.

Purchase consideration	Amounts
Number of NextPlay common shares outstanding as of May 31, 2021	23,454,203
NextPlay share price as of May 31, 2021	$2.50
Preliminary estimate of fair value of common shares	$58,635,508
Fair value of total estimated purchase consideration transferred	$58,635,508

Purchase Price Allocation

The following is a preliminary estimate of the allocation of the purchase price to acquired identifiable assets and assumed liabilities, which includes preliminary purchase accounting adjustments to reflect the fair value of intangible assets acquired at the time of the merger:

Book value of NextPlay net assets acquired as of May 31, 2021	$21,582,039
Fair value of NextPlay net assets acquired as of May 31, 2021	—
Goodwill	37,053,469
Fair value of total estimated consideration transferred	$58,635,508

The final purchase consideration will be based on the number of NextPlay common shares outstanding and price per share as of immediately prior to the effective time of the merger. Accordingly, the purchase consideration and goodwill may change significantly if the trading price of NextPlay’s common stock fluctuates materially from the May 31, 2021 value of $2.50 per share. A 10% increase or decrease in NextPlay’s share price would result in the following changes into purchase consideration and goodwill:

Share price sensitivity analysis	10% increase in NextPlay share price	10% decrease in NextPlay share price
Preliminary fair value of purchase consideration	$64,499,058	$52,771,957
Preliminary goodwill from the merger	42,917,019	31,189,918

5. Unaudited Pro Forma Condensed Consolidated Balance Sheet Adjustments

The following provides explanations of the various adjustments to the unaudited pro forma condensed consolidated balance sheet:

1.	Represents adjustment related to increase in historical NextPlay goodwill of $37,053,469 determined by the net acquired identifiable assets and assumed liabilities. Refer to Note 4 on discussion of this reverse merger and purchase price allocation.

2.	Represents $138,329 of transaction expenses expected to be incurred in connection with the merger, which will be recorded as an increase to Account Payable and Accumulated Deficit.

3.	Elimination of the $15,000,000 convertible notes issued by NextPlay for advances made by HotPlay through May 31, 2021 pursuant to the exchange agreement closing condition that HotPlay Enterprise have at least $15 million immediately prior to closing (less amounts loaned to NextPlay).

4.	Represents the recapitalization of HotPlay Enterprise through the contribution of the share capital in HotPlay Enterprise to NextPlay, and the issuance of 52,000,000 shares of common stock and the elimination of the historical accumulated deficit of NextPlay, the accounting acquiree.

5.	Represents the automatic conversion of NextPlay Series B and Series C Preferred Stock into common stock upon the closing of the merger.

6.	Represents the retirement of existing HotPlay Enterprise notes payable of $12,000,000 through NextPlay equity issuance.

6. Unaudited Pro Forma Condensed Consolidated Statement of Operations Adjustments

The following provides explanations of the various adjustments to the unaudited pro forma condensed consolidated statement of operations:

1.	Represents the removal of $233,461 for the three months ended May 31, 2021 and $763,000 for the year ended February 28, 2021, incurred by the combined companies in conjunction with the merger for transaction related fees and expenses that will not recur on an ongoing basis.

2.	Represents interest income of $48,220 for the three months ended May 31, 2021 and $159,028 for the year ended February 28, 2021, from the acquisition of $7,657,024 in promissory notes issued by, or other debt owned by, Axion.

7. Loss per Share

The unaudited pro forma weighted average number of basic and diluted shares outstanding for the three months ended May 31, 2021 and the year ended February 28, 2021, is calculated as follows:

	For the Three Months Ended May 31, 2021	For the Year Ended February 28, 2021
Weighted average NextPlay shares outstanding at May 31, 2021 and February 28, 2021	19,986,671	14,728,741
HotPlay weighted average shares outstanding as if the merger occurred on March 1, 2020	52,000,000	52,000,000
Axion weighted average shares outstanding as if the merger occurred on March 1, 2020	11,246,200	11,246,200
Adjusted weighted average shares outstanding as of May 31, 2021 and February 28, 2021 - basic and dilutive	83,232,871	77,974,941

Net Loss attributable to common shareholders - basic and dilutive	$(7,779,301)	$(17,204,034)

Pro forma net loss per common share - basic and dilutive	$(0.09)	$(0.22)